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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                          PRUDENTIAL FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)

                   New Jersey                            22-2703799
        (State or Other Jurisdiction of               (I.R.S. Employer
         Incorporation or Organization)              Identification No.)

                               751 Broad Street
                           Newark, New Jersey 07102
                                (973) 802-6000
  (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                       PRUDENTIAL EMPLOYEE SAVINGS PLAN
                           (Full Title of the Plan)

                             John M. Liftin, Esq.
                                General Counsel
                          Prudential Financial, Inc.
                               751 Broad Street
                           Newark, New Jersey 07102
                                (973) 802-6000
(Name, address, including Zip code, and telephone number, including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE

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     Title of Each                       Proposed       Proposed
        Class of                         Maximum        Maximum      Amount of
    Securities to Be     Amount to Be Offering Price   Aggregate    Registration
     Registered(1)        Registered   Per Share(2)  Offering Price     Fee
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Common Stock, par value
  $0.01 per share.......  25,000,000      $27.50      $687,500,000  $164,312.50
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(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Prudential Employee Savings Plan. Such indeterminate number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions of the Plan is hereby also registered. Pursuant to Rule
    457(h)(2) of the Securities Act, no separate fee is payable with respect to the registration of these interests.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, based upon the initial public offering price of the Common Stock of the Registrant on the New York Stock Exchange on December 13, 2001.

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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                   PART II -

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

   The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Prudential Financial, Inc. (the "Company") are incorporated herein by reference:

   (a) The prospectus constituting part of the Company's Registration Statement on Form S-1 (File No. 333-58524) (the "S-1 Registration Statement") filed with the Commission on December 13, 2001 pursuant to Rule 424(b)(1) under the Securities Act.

   (b) A description of the Common Stock, par value $0.01 per share (the "Common Stock"), is contained in the prospectus constituting part of the S-1 Registration Statement filed on December 13, 2001 pursuant to Rule 424(b)(1) under the Securities Act.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Prudential Employee Savings Plan (the "Plan") pursuant to Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

   The Common Stock was registered under Section 12(b) of the Exchange Act effective as of December 13, 2001.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers.

   The New Jersey Business Corporation Act provides that a New Jersey corporation is required to indemnify a director or officer against his or her expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding against such director or officer by reason of his or her being or having been such director or officer. A New Jersey corporation also has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or in the case of a proceeding by or in the right of the corporation, upon an appropriate determination by a court); and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made to or on behalf of a director or officer if a judgment or final adjudication adverse to the director or officer establishes that his or her omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

   Prudential Financial, Inc.'s certificate of incorporation provides that no director shall be personally liable to Prudential Financial, Inc. or any of its shareholders for damages for breach of duty as a director, except for liability based upon an act or omission (i) in breach of the director's duty of loyalty to Prudential Financial, Inc. or to its stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such director of an improper personal benefit.

   The by-laws of Prudential Financial, Inc. provide that Prudential Financial, Inc. shall indemnify the following persons:

   (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including any appeal thereon) (other than an action by or in the right of Prudential Financial, Inc.) by reason of the fact that such person is or was a director, officer, or employee of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc., and, with respect to any criminal action or proceeding, such person has no reasonable cause to believe his or her conduct was unlawful; or

   (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of Prudential Financial, Inc. to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, or employee of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys' fees) judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to Prudential Financial, Inc. or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by such person of an improper personal benefit.

   For directors and officers of the level of Senior Vice President or above, the determination of entitlement to indemnification must be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders.

   Policies of insurance are maintained by the Registrant with unrelated insurers under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

   The Plan, which is filed as Exhibit 4.1 to this Registration Statement, provides that each individual who has been designated to carry out any fiduciary duty or administrative responsibility under the Plan shall be indemnified by the Company against all expenses incurred or paid by him or her in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which he or she may be made part by reason of his or her being or having been so designated, or by reason of any action or omission or alleged action or omission by him or her in such capacity, and against any amounts which may be paid by him or her (other than to the Company) in reasonable settlement of any such action, suit or proceeding, where it is in the interest of the Company that such settlement is made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such individual is liable for gross negligence or willful misconduct in the performance of his or her duties as such.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

   The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9. Undertakings.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Prudential Employee Savings Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 13th day of December, 2001.

                                          PRUDENTIAL FINANCIAL, INC.

                                             /s/ MARK B. GRIER
                                          By: _________________________________
                                             Name: Mark B. Grier
                                             Title: Executive Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 13th day of December, 2001.

         Name                                     Title
         ----                                     -----

  /s/ ARTHUR F. RYAN    Chairman, Chief Executive Officer, President and Director
-----------------------
    Arthur F. Ryan

/s/ RICHARD J. CARBONE  Chief Financial Officer (Principal Financial Officer)
-----------------------
  Richard J. Carbone

 /s/ ANTHONY S. PISZEL  Controller (Principal Financial Officer)
-----------------------
   Anthony S. Piszel

 /s/ FRANKLIN E. AGNEW  Director
-----------------------
   Franklin E. Agnew

/s/ FREDERIC K. BECKER  Director
-----------------------
  Frederic K. Becker

/s/ GILBERT F. CASELLAS Director
-----------------------
  Gilbert F. Casellas

  /s/ JAMES G. CULLEN   Director
-----------------------
    James G. Cullen

                                 Name            Title
                                 ----            -----

                        /s/ CAROLYNE K. DAVIS   Director
                       ------------------------
                          Carolyne K. Davis

                         /s/ ALLAN D. GILMOUR   Director
                       ------------------------
                           Allan D. Gilmour

                       /s/ WILLIAM H. GRAY, III Director
                       ------------------------
                         William H. Gray, III

                          /s/ JON F. HANSON     Director
                       ------------------------
                            Jon F. Hanson

                          /s/ GLEN H. HINER     Director
                       ------------------------
                            Glen H. Hiner

                       /s/ CONSTANCE J. HORNER  Director
                       ------------------------
                         Constance J. Horner

                         /s/ GAYNOR N. KELLEY   Director
                       ------------------------
                           Gaynor N. Kelley

                        /s/ BURTON G. MALKIEL   Director
                       ------------------------
                          Burton G. Malkiel

                       ------------------------ Director
                          Ida F. S. Schmertz

                        /s/ CHARLES R. SITTER   Director
                       ------------------------
                          Charles R. Sitter

                        /s/ DONALD L. STAHELI   Director
                       ------------------------
                          Donald L. Staheli

                        /s/ RICHARD M. THOMSON  Director
                       ------------------------
                          Richard M. Thomson

                          /s/ JAMES A. UNRUH    Director
                       ------------------------
                            James A. Unruh

                       /s/ PINDAROS R. VAGELOS  Director
                       ------------------------
                         Pindaros R. Vagelos

                       /s/ STANLEY C. VAN NESS  Director
                       ------------------------
                         Stanley C. Van Ness

                         /s/ PAUL A. VOLCKER    Director
                       ------------------------
                           Paul A. Volcker

   The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee administering the Prudential Employee Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey on this 14th day of December, 2001.

                                          PRUDENTIAL EMPLOYEE SAVINGS PLAN

                                               /s/ SUSAN K. MARKUSON
                                          By: _________________________________
                                              Name: Susan K. Markuson
                                              Title: Vice President-Employee
                                              Benefits  Chairperson of the
                                              Administrative Committee

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibits


 4.1 Form of Amended and Restated Certificate of Incorporation of Prudential Financial, Inc. (incorporated by reference to Exhibit 3.1 to Prudential Financial, Inc.'s Registration Statement on Form S-1 (No. 333-
     58524)).*

 4.2 Form of By-laws of Prudential Financial, Inc. (incorporated by reference to Exhibit 3.2 to Prudential
     Financial, Inc.'s Registration Statement on Form S-1 (No. 333-58524)).*

 5.1 Opinion of Debevoise & Plimpton.

23.1 Consents of PricewaterhouseCoopers LLP.

23.2 Consent of Debevoise & Plimpton (included in Exhibit 5.1).

24.1 Powers of Attorney

99.1 Copy of the Prudential Employee Savings Plan.

99.2 First Amendment to the Prudential Employee Savings Plan.

99.3 Second Amendment to the Prudential Employee Savings Plan.

99.4 Third Amendment to the Prudential Employee Savings Plan.